Exhibit 99.1

SHAREHOLDER LETTER

FIRST QUARTER 2025

REDWOOD
TRUST

Dear Fellow Shareholders,

During extraordinary times like these, the past quarter seems like a distant memory, and our remarks may become outdated before the ink on this letter dries. With that context in mind, We’ll avoid burying the lede: Redwood has navigated this April crisis period for the broader financial markets in a position of strength. Our estimated GAAP book value at April 21, 2025, is up 1% to 1.5% from our March 31, 2025, GAAP book value per share of $8.39.

What should pique the interest of our long-term shareholders is that the results of our strategic objectives have begun to take hold. While the large money-center banks recently reported quarterly mortgage volume declines of 20% to 30%, our jumbo lock volumes rose 73% from the prior quarter to $4 billion, our highest quarterly volume since the third quarter of 2021 – a period of extreme quantitative easing by the Federal Reserve. Growth in quarterly flow production was supplemented by the acquisition of large, seasoned loan pools from both money-center and regional banks, driving an annualized return on equity (“ROE”) for this segment of 28% for the first quarter 2025, with margins remaining above our historical target range. After making significant inroads with depositories over the past few years, bulk activity with banks now represents a unique and active addressable market for us.

During the first quarter, we announced a streamlining of our mortgage banking businesses that bears repeating. Our flagship qualified mortgage (“QM”) correspondent jumbo loan business now operates under the Sequoia brand. In complement, our Aspire platform now includes both our expanded / “non-QM” consumer correspondent business – tailored to borrowers requiring an alternative underwriting approach – and home equity investment options (“HEI”) that we originate ourselves. Lastly, CoreVest remains the platform through which we lend directly to housing investors. In combination, these business lines encompass the broadest suite of non-Agency products available in the marketplace, connecting borrowers not well-served by government programs with global asset allocators seeking exposure to U.S. housing.

Having these foundational pillars established is incredibly timely, as rapidly emerging dynamics in housing finance policy in Washington have the potential to create a significant greenfield for our platform. Recent activity by the Department of Government Efficiency (“DOGE”) has ushered in aggressive restructuring at the GSEs, including mass workforce reductions, board turnover, and ideological shifts aimed at reassessing their housing footprint. To wit, in recent years taxpayers have found themselves backstopping GSE mortgages over $1 million, mortgages on investment or vacation homes not occupied by homeowners, second-lien mortgages, and other products not squarely aligned with the government’s housing mission. With key personnel positions now filled at the FHFA and elsewhere, we remain optimistic that policymakers and regulators are poised to reorient the GSEs toward their core housing missions, with much of this work likely to precede any plan for a full release from conservatorship. In support of these efforts, we will continue advocating for the private sector solutions that Redwood offers, and we are positioned to seamlessly serve homebuyers to the extent there is a near-term shift in the GSE footprint and, hopefully, more comprehensive long-term structural changes.

This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of April 21, 2025. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2025 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

Solidifying our product reach thus continues to be a priority. Following January’s successful launch of new expanded loan programs, Aspire achieved inaugural volume of over $100 million in the first quarter, across nearly 25 sellers, including large mortgage originators who have recently broadened their mandates to include this type of lending. Aspire’s current focus is targeted at origination criteria outside of the conventional “W-2” borrower, a historically manual underwriting discipline that can be uniquely influenced by technology enhancements. This notably includes artificial intelligence (“AI”), a technology that continues to dominate the tech landscape. Redwood is actively developing its own data and AI capabilities to more effectively harness this potential and transform the borrowing experience for the prospective homeowners that our loan sellers serve. By providing these innovations to both specialty non-QM originators and the large sellers we’ve served for decades, our loan acquisition funnel could emerge over time as a distinct competitive advantage in the sector.

Away from our consumer segments, CoreVest funded $482 million in loans during the first quarter of 2025, a 4% decrease from the fourth quarter of 2024 (historically the strongest calendar quarter for residential investor lending) but a 48% jump compared to the first quarter of 2024. This year-over-year growth highlights success in expanding our sourcing channels for smaller-balance, more liquid products, including Residential Transition Loans (“RTL”) (formerly referred to as single-asset bridge) and DSCR products. We see substantial growth potential in products where we remain underpenetrated, positioning CoreVest for further momentum in 2025. Extreme market volatility may be causing the tide to go out for certain of our direct competitors, aiding our efforts to prudently grow market share in this space, particularly through established ties with large private credit partners. By year end 2025, we expect only about 10% to 15% of our CoreVest new originations to be held on balance sheet, with the rest sold through private credit partnerships with the potential to generate scalable fee income for our platform.

These relationships with institutional investors remain a competitive strength, especially as more banks retreat from mortgage lending or seek to serve customers in a capital-light fashion. A byproduct of the government’s outsize role in housing is how underinvested many large capital allocators remain in U.S. mortgages. This was a key driver behind our joint ventures and ongoing momentum with other investors. Private credit managers – in many cases supported by deep pools of patient insurance capital – are increasingly focused on housing finance to achieve scale. Institutional capital is rapidly filling the void left by banks, acting as a direct lender to housing investors or aggregator of consumer mortgages. Some recently announced ventures in the market underscore the deepening appetite for residential credit. As we pursue our 2025 volume objectives, strategic partnerships will remain a key part of our growth initiatives.

In our upcoming first quarter 2025 Redwood Review, you will notice efforts taken to differentiate our ongoing deployment activities – primarily working capital for our mortgage banking platforms, co-investments made through our joint venture partnerships, and opportunistic purchases from third parties – from our older-vintage bridge loan portfolio. We have begun taking steps to accelerate the reduction of this legacy portfolio in order to streamline our operations and focus our human and investment capital on strategic go-forward activities. We have accordingly refined the disclosures in our quarterly materials to articulate relative financial performance between legacy assets and on-the-run core investments. We believe this delineation will help provide clearer visibility into our pathway toward sustainable earnings growth.

As a 30-year-old public company, adaptation and resilience remain key to our strategy. The early months of the new administration have ushered in a barrage of policy shifts, often followed by sharp pivots or material clarifications, driving broader market swings we haven’t seen since March of 2020. While our business is not directly targeted by current global trade tensions, we remain mindful of secondary effects such as mortgage rate volatility, rising homebuilding costs, and fluctuating homebuyer sentiment. Our current share price appears to more than reflect recent market uncertainty, at odds with our solid capital footing and runway for growth. We remain confident in our ability to deliver long-term value to our shareholders while serving an increasingly critical role in housing finance.

Thank you for your ongoing trust and support.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers

We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “first quarter” refer to the quarter ended March 31, 2025, and references to the “fourth quarter” refer to the quarter ended December 31, 2024, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements

This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2025 and future years, our estimate of the change in book value from March 31, 2025 to April 21, 2025, and opportunities for our Sequoia and CoreVest mortgage banking businesses. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2025 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.